                                                                  EXHIBIT 10.30

                       FOURTH AMENDMENT TO LOAN AGREEMENT


         THIS FOURTH AMENDMENT dated as of August 16, 1996 (this "Amendment"), is made and entered into by and between

         LASON SYSTEMS, INC., a Delaware corporation with its principal offices in Livonia, Michigan (the "Borrower");

         FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association with its principal offices in Charlotte, North Carolina ("First Union"), and the other financial institutions that are now or hereafter become parties to the Loan Agreement as hereinafter defined (collectively, the "Lenders"); and

        FIRST UNION, as Agent for the Lenders to the extent described in ARTICLE XII of the Loan Agreement (in such capacity, the "Agent").


                                    RECITALS

         A. The Borrower, the Lenders, and the Agent entered into a Loan Agreement dated as of January 17, 1995 (together with all amendments and modifications thereto, the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         B. Pursuant to the Loan Agreement and the other Loan Documents, the Lenders have made Term Loans to the Borrower in the principal amount of $15,000,000, have made a Revolving Line of Credit available to the Borrower in the maximum principal amount of the lesser of (i) $10,000,000 or (ii) the Borrowing Base, and have made an Acquisition Revolving Credit Facility available in the maximum principal amount of $10,000,000 for the purpose of funding and refunding certain Acquisitions by the Borrower and to repay outstanding amounts borrowed under the Revolving Line of Credit.

         C. The Borrower has requested that the Agent and the Lenders provide an additional interim term loan facility in the principal amount of $8,500,000 (the "Interim Term Loan Facility"), and increase the amount of the Revolving Line of Credit to $13,000,000.

         D. The Borrower, the Lenders, and the Agent desire to amend the Loan Agreement hereby in order to provide for the Interim Term Loan Facility, to increase the Revolving Line of Credit and to make certain other amendments upon the terms and conditions and subject to the limitations set forth herein.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, and the Agent hereby agree as follows:
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                                   ARTICLE I

                                   AMENDMENT

         1.1. Section 1.1 - Definitions. Section 1.1 of the Loan Agreement is amended by amending or adding certain definitions as provided below:

         (a) The definition of "Base Rate" is deleted in its entirety and the following is substituted in its place:

                 "Base Rate" shall mean, with respect to the Revolving Loans, the Prime Rate plus .75 percentage points (i.e., 75 basis points) per annum, with respect to the Term Loans, the Prime Rate plus 1.00 percentage point (i.e., 100 basis points) per annum, with respect to the Acquisition Revolving Loans, the Prime Rate plus 1.00 percentage point (i.e., 100 basis points) per annum, and with respect to the Interim Term Loans, the Prime Rate. The Base Rate shall increase (up to but never in excess of the maximum amount authorized by law) or decrease, as of the opening of business on the effective date of any. change in the Prime Rate, by an amount equal to the amount of such change in the Prime Rate. In the event First Union shall abolish or abandon the practice of announcing the Prime Rate or should the same be unascertainable, the Agent, after consultation with the Borrower, shall designate a comparable reference rate, which shall be deemed to be the Base Rate under this Loan Agreement and the other Loan Documents.

         (b) The definition of "Commitment" is deleted in its entirety and the following is substituted in its place:

                 "Commitment" shall mean, for any Lender, such Lender's Term Loan Commitment plus its Revolving Credit Commitment plus its Acquisition Revolving Credit Commitment plus its Interim Term Loan Commitment.

         (c) A new term, "Fourth Amendment Closing Date," is added as follows:

                 "Fourth Amendment Closing Date" shall mean the dated date of the Fourth Amendment to Loan Agreement between the parties hereto.

         (d)     The definition of "Funded Debt" is amended by adding the
                 following at the end of such definition:       "and the
                 Interim Term Loans."


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         (e)     A new term, "Interim Term Loan Commitment," is added as
                 follows:

                 "Interim Term Loan Commitment" shall mean, at any time for any Lender, the amount set forth opposite such Lender's name on ANNEX I hereto under the heading "Interim Term Loan Commitment," as such amount may be adjusted from time to time pursuant to the terms of this Agreement as set forth in the register maintained by the Agent pursuant to SECTION 4.10(B).

         (f)     A new term, "Interim Term Loans," is added as follows:

                 "Interim Term Loans" shall mean the term loans made available by the Lenders to the Borrower pursuant to ARTICLE IIA hereof.

         (g)     A new term, "Interim Term Notes," is added as follows:

                 "Interim Term Notes" shall mean the promissory notes of the Borrower evidencing the indebtedness under the Interim Term Loans, dated as of August 16, 1996.

         (h) The definition of "LIBOR Rate" is deleted in its entirety and the following is substituted in its place:

                 "LIBOR Rate" shall mean, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/100 of one percentage point) obtained by dividing (i) the rate of interest determined by Agent to be the rate for deposits in U.S. dollars for the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Eurodollar Business Days prior to the first date of the applicable Interest Period, or if such rate is not available, the rate per annum at which, in the opinion of Agent, U.S. Dollars in the amount of $5,000,000 are being offered to leading reference banks for settlement in the London interbank market at approximately 11:00 a.m. London time, two (2) Eurodollar Business Days prior to the first date of the applicable Interest Period, by (ii) the percentage equal to one hundred percent (expressed as a decimal fraction) minus the Reserve Requirement for such Interest Period plus, with respect to Revolving Loans, 2.25 percentage points (i.e., 225 basis points), with respect to Term Loans, 2.5 percentage points (i.e., 250 basis points), with respect to Acquisition Revolving Loans, 2.50 percentage points (i.e., 250 basis points), and with respect to Interim Term Loans, 0 percentage points. Notwithstanding the foregoing, with regard to any LIBOR Loan covered by any Swap Agreement, the definition and calculation of LIBOR



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                 Rate under this Loan Agreement shall be consistent with the definition and calculation of LIBOR Rate pursuant to such Swap Agreement, and in the event of any inconsistency between this Loan Agreement and such Swap Agreement, the terms of the Swap Agreement shall control. The LIBOR Rate shall be adjusted as of the first day of each Interest Period to reflect the LIBOR Rate for such Interest Period.

         (i) The definition of "Loans" is deleted in its entirety and the following is substituted in its place:

                 "Loans" shall mean and collectively refer to the Term Loans made under ARTICLE II hereof, the Interim Term Loans made under ARTICLE IIA hereof, the Revolving Loans made under the Revolving Line of Credit referred to in ARTICLE III hereof, and the Acquisition Revolving Loans referred to in ARTICLE IIIA hereof.

         (j) The definition of "Notes" is deleted in its entirety and the following is substituted in its place:

                 "Notes" shall mean the Term Notes, the Revolving Credit Notes, the Interim Term Notes and the Acquisition Revolving Credit Notes.

         (k)     A new term, "Subordinated Indebtedness," is added as follows:

                 "Subordinated Indebtedness" shall mean any unsecured Indebtedness of the Borrower incurred with the written permission of the Agent which expressly contains in the instruments evidencing such Indebtedness or in the indenture or other similar instrument under which it is issued (which indenture or other similar instrument shall be binding on all holders of such Indebtedness) subordination provisions (in form and substance satisfactory to the Agent) substantially to the effect that the holder agrees that the Indebtedness evidenced by such instrument, and any renewals or extensions thereof, shall at all times and in all respects be subordinate and junior in right of payment to the Obligations. Without limiting the effect of the foregoing, the terms "subordinate" and "junior", as used to describe the Subordinated Indebtedness, shall include within their meanings the following:

                 (i) If an Event of Default occurs under this Loan Agreement and has not been waived or cured, such holder shall not demand, sue for, take or receive all or any part of such Indebtedness unless and



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                          until the Obligations shall have been paid in full;
                          and

                 (ii) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Borrower, or any of the Borrower's property, and in the event of any proceedings for voluntary liquidation, dissolution or insolvency or bankruptcy, the Lenders shall be entitled to receive payment in full of the Obligations (including without limitation post-petition interest, regardless of whether such interest is allowable under Section 506 of the United States Bankruptcy Code) before such holders are entitled to receive any payment on account of such Indebtedness, and to that end the Lenders shall be entitled to receive distributions of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceeding in respect of such Indebtedness.


         1.2. Schedule 1.1. Schedule 1.1 is hereby amended by adding the UCC-1 Financing Statements as set out in Annex A attached hereto.

         1.3. Article IIA - Interim Term Loans. A new Article IIA is hereby added after Article II as follows:



                                  ARTICLE IIA

                               INTERIM TERM LOANS

         2A.1    Interim Term Loans.  The Lenders hereby severally establish, on the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties made hereunder, an interim term loan facility in the aggregate principal amount of up to Eight Million Five Hundred Thousand Dollars ($8,500,000), from which each Lender severally agrees to make its respective Interim Term Loan in the amount of its respective Interim Term Loan Commitment. The Interim Term Loans shall be evidenced by the Interim Term Notes, and the proceeds of the Interim Term Loans shall be advanced to the Borrower, upon satisfaction of the terms and conditions hereunder, on the Fourth Amendment Closing Date.

         2A.2    Interim Term Notes. On the Fourth Amendment Closing Date, the
Borrower shall execute and deliver to each Lender an Interim Term Note to evidence such Lender's Interim Term Loan. Each Interim Term Note shall (i) be payable to the order of the appropriate Lender and be dated on the Fourth Amendment Closing Date; (ii) be in the stated principal amount of such Lender's



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Fourth Amendment Term Loan Commitment; and (iii) bear interest in accordance with the applicable provisions of ARTICLE IV hereof.

         2A.3 Repayment of Interim Term Loans.

         (a) Payments; Dates. Unless due sooner pursuant to the applicable provisions of ARTICLES IX and X, and subject to subsection (b) below, the aggregate principal amount of the Interim Term Loans shall be due and payable in full and shall be repaid by the Borrower on the earlier of (i) March 31, 1997, or (ii) the date of receipt by the Borrower of proceeds from the Equity Offering.

         (b) Optional Prepayments. The Borrower shall have the right at any time, or from time to time, upon at least five (5) Business Days' prior notice to the Agent, to prepay the Interim Term Loans in whole or in part, without premium or penalty; provided, however, that each partial prepayment shall be in an aggregate principal amount of at least $250,000, and if greater, an integral multiple thereof. Interest on any amount prepaid, accrued to the date of prepayment, shall be paid on such date of prepayment. Each prepayment of principal on the Interim Term Loans pursuant to this subsection shall be applied to scheduled principal payments in inverse order of maturity.

         1.4. Section 3.1 - Revolving Loans. Section 3.1(a) of the Loan Agreement is hereby amended by deleting "Ten Million Dollars ($10,000,000)" in the fifth line and substituting "Thirteen Million Dollars ($13,000,000)" in its place.

         1.5. Section 3A.6 - Mandatory Prepayments. Section 3A.6 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following in its place:

                 3A.6 Mandatory Prepayments. In the event of an Equity Offering, the Borrower shall apply the proceeds thereof in the following order:

                 (a)     to the payment of the Interim Term Loans pursuant to
         SECTION 2A.3(a);

                 (b) to the payment of the Acquisition Revolving Credit Notes pursuant to SECTION 3A.2(ii); and, thereafter,

                 (c) in the order set forth in SECTION 4.10(a); provided that, prior to the application of such proceeds pursuant to this subsection (c), the Borrower may use the proceeds to make repurchases of its Class B common stock to the extent permitted pursuant to SECTION 8.8.



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     1.6.  Section 4.1 - Use of Proceeds. Section 4.1 of the Loan Agreement is
hereby amended by adding the following at the end of such section:

     provided further, however, that the proceeds of the Interim Term Loans shall be used for the purpose of the Acquisition of Stock of National Reproductions Corporation, and to pay fees and expenses related to such acquisitions.

     1.7. Section 4.10 - Application of Principal Payments; Register; Pro Rata Borrowings. Section 4.10(a) of the Loan Agreement is hereby amended by deleting such subsection in its entirety and substituting the following in its place:

          (a) Except as otherwise specifically set forth in this Agreement, all payments made by the Borrower shall be applied (i) first, to the payment of amounts due under SECTION 4.6, (ii) second, to the payment of accrued and unpaid fees (payable by Borrower pursuant to SECTIONS 3.5, 7.6(C), 11.1,
     12.8 or 15.4 hereof or otherwise pursuant to the Loan Documents) and interest on the Term Notes, (iii) third, to the payment of accrued and unpaid interest and principal on the Interim Term Notes, (iv) fourth, to the payment of accrued and unpaid interest and principal on the Acquisition Revolving Credit Notes, (v) fifth, to the payment of accrued and unpaid interest on the Revolving Credit Notes, (vi) sixth, to the payment of unpaid principal on the Term Notes, and (vii) seventh, to the reduction of the Revolving Credit Commitment. Payments of principal on the Notes shall be applied to such Loans outstanding as directed by the Borrower or, in the absence of any such direction, shall be applied first to the payment of Base Rate Loans and second to the payment of LIBOR Loans in the order of the soonest to mature. If there is more than one LIBOR Loan maturing on any one day, then payment shall be applied to the LIBOR Loan bearing the higher rate of interest. Notwithstanding the foregoing, during the continuance of an Event of Default the Agent shall apply all such payments to the Obligations in accordance with the provisions of SECTION 13.1.

     1.8. Section 7.16 - Additional Equity Investment. Section 7.16 of the Loan Agreement is amended by deleting the section in its entirety and substituting the following in its place:

          7.16. Additional Equity Investment. The Borrower shall cause its shareholders to invest additional equity in the Borrower on or before March 31, 1997, in an amount, if any, necessary to cause the ratio of Funded Debt to Pro Forma Adjusted EBITDA to be no greater than 2.75 to 1.0 for the four fiscal quarters ending on March 31, 1997; provided, however, that the equity investment required by this SECTION 7.16 shall not exceed the

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        amount of principal and accrued and unpaid interest outstanding under the Acquisition Notes as of the date of such equity investment. For purposes of this ratio, Funded Debt shall mean Funded Debt plus contingent payments that may become due under stock purchase agreements for the succeeding twelve (12) months after March 31, 1997. Any equity investment required pursuant to this SECTION 7.16 shall be in addition to any equity investment required pursuant to SECTION 7.17.

        1.9. Section 7.17 - For Repayment of Interim Term Loan Equity Investment. A new section 7.17 is hereby added as follows:

                7.17.  Equity Investment For Repayment of Interim Term Loan.
        If the Borrower has not received proceeds from the Equity Offering by March 31, 1997, the Borrower shall receive from its shareholders, and the shareholders shall make available, proceeds from the issuance of Subordinated Indebtedness or additional common Stock of the Borrower in an amount sufficient to enable the Borrower to pay in full the outstanding principal and interest of the Interim Term Note. Subordinated Indebtedness or additional common Stock issued in compliance with this Section shall be deemed not to be a violation of the prohibitions on additional Indebtedness and issuance of additional shares set forth in SECTIONS 8.3 and 9.19 of this Agreement and shall be excluded from the definition of Funded Debt, although the terms and provisions of any Subordinated Indebtedness (including without limitation the subordination provisions) must be satisfactory to the Agent in form and substance. At a minimum, any additional Subordinated Indebtedness issued in compliance with this Section shall provide that no interest or principal payments on such Indebtedness shall be made prior to payment in full of the Obligations under this Agreement.

        1.10. Section 8.2 - Acquisitions. Section 8.2 of the Loan Agreement is amended by deleting the section in its entirety and substituting the following in its place:

                8.2. Acquisitions. Consummate any Acquisition other than a Permitted Acquisition or an Additional Acquisition permitted pursuant to
        SECTION 8.9; provided, however, that the aggregate Acquisition Amount for all Permitted Acquisitions and Additional Acquisitions in any fiscal year may not exceed $2,000,000 in any event, and provided further that Acquisitions funded by the Acquisition Revolving Loans or the Interim Term Loans as provided in SECTION 4.1 hereof shall not be included in the foregoing proviso.



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        1.11.  Section 8.8 - Restrictions on Dividends. Section 8.8 of the Loan
Agreement is amended by deleting the section in its entirety and substituting the following in its place:

             8.8. Restrictions on Dividends. Declare or pay any dividends (other than dividends payable solely in its own Stock) upon any of its Stock, or purchase, redeem, retire, or otherwise acquire, directly or indirectly, any shares of its Stock or any option, warrant or other right to acquire shares of its Stock, or make any distribution of cash, property or assets among the holders of shares of its Stock; provided, however, that beginning in the fiscal quarter of the Borrower following Borrower's receipt of proceeds from the Equity Offering, the Borrower may declare and pay cash dividends and distributions on its Stock so long as, after giving effect thereto, (i) there exists no Default or Event of Default, (ii) such cash dividends and distributions do not exceed, in any fiscal year of the Borrower, the sum of (A) the lesser of
        (1) $1,200,000 and (2) ten percent (10%) of the sum of the Unreturned Preferred Amount and the Unpaid Yield (as such terms are defined in the Guarantor's certificate of incorporation as in effect on the Closing Date (with such changes therein as approved in writing by the Required Lenders)), payable by Guarantor as dividends on its capital stock, and
        (B) such amounts not to exceed $250,000, payable by Guarantor to GTCR or Golder, Thoma, Cressey, Rauner, Inc. as management and administrative fees and expenses (the sum of the amounts described in clauses (A) and (B) for any fiscal year being the "Permitted Amount" for such fiscal year), minus the amount of all payments by the Borrower during such fiscal year in respect of the principal amount of or accrued interest on any "Deemed Loan" referred to in Section 1.1(b)(ii) of any Seller Credit Agreement, and (iii) so long as the amounts paid pursuant to clause (ii) of this Section are used by the Guarantor for the purposes so described; provided further, however, that proceeds of the Equity Offering, after application as provided in SECTION 3A.6(a) and (b), may be used to repurchase Class B common stock of the Borrower currently held by GTCR.

                                   ARTICLE II

                                    RELEASE

        In consideration of the foregoing amendments to the Loan Agreement set forth herein, the Borrower hereby releases the Lenders, the Agent, their directors, officers, employees, agents, affiliates and attorneys from any and all causes of action, suits, claims, demands, liabilities and obligations whatsoever, in law or in equity, whether the same or whether the facts in which the same may be based are known or unknown, which it ever had, now has or


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hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever up to the date of this Fourth Amendment; provided that this release shall not apply to any obligations or duties of the Lenders or the Agent arising under the Loan Agreement, as amended by this Fourth Amendment, or under the other Loan Documents to be performed after the date of this Fourth Amendment.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        The Borrower hereby represents and warrants that:

        3.1. Effectiveness of Loan Agreement and Loan Documents. The Loan Agreement and other Loan Documents are in full force and effect and shall remain in full force and effect following the execution of this Amendment.

        3.2. Compliance with Loan Agreement and Loan Documents. The Borrower is in compliance with all terms and provisions set forth in the Loan Agreement to be observed or performed, except as permitted or waived by the express terms of this Amendment.

        3.3. Representations in Loan Agreement. The representations and warranties of the Borrower set forth in the Loan Agreement, except for those relating to a specific date other than the date hereof, are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof.

        3.4. No Event of Default. No Event of Default, nor any event that upon notice, lapse of time or both would become an Event of Default is continuing other than those, if any, expressly waived by this Amendment.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

        The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

        4.1. Amended and Restated Revolving Credit Notes. On the Fourth Amendment Closing Date, the Borrower shall execute and deliver to each Lender an Amended and Restated Revolving Credit Note to evidence such Lender's Revolving Credit Loans. Each Revolving Credit Note shall (i) be payable to the order of the appropriate Lender and be dated the Fourth Amendment Closing Date;
(ii) be in the stated principal amount of such Lender's Revolving Credit Commitment; and (iii) bear interest in accordance with the

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
applicable provisions of ARTICLE IV hereof. The amount of principal owing on each Revolving Credit Note at any given time shall be the aggregate amount of all Revolving Credit Loans made under such Revolving Credit Note, less all payments of principal theretofore made by the Borrower and applied to such Revolving Credit Note in accordance with the terms hereof.

        4.2. Interim Terms Notes. On the Fourth Amendment Closing Date, the Borrower shall execute and deliver to each Lender an Interim Term Note to evidence such Lender's Interim Term Loans. Each Interim Term Note shall (i) be payable to the order of the appropriate Lender and be dated the Fourth Amendment Closing Date; (ii) be in the stated principal amount of such Lender's Interim Term Loan Commitment; and (iii) bear interest in accordance with the applicable provisions of ARTICLE IV hereof. The amount of principal owing on each Interim Term Note at any given time shall be the aggregate amount of all Interim Term Loans made under such Interim Term Note, less all payments of principal theretofore made by the Borrower and applied to such Interim Term
Note in accordance with the terms hereof.

        4.3. Confirmation Of Guarantee. The Guarantor shall have executed and delivered to the Agent, for the benefit of the Lenders, an acknowledgement and consent to this Amendment in form and substance satisfactory to the Agent, including, without limitation, an acknowledgement that the Guaranty Agreement is in full force and effect and shall remain in full force and effect following the execution of this Amendment.

        4.4. Confirmation of Subsidiary Guarantees. The Subsidiaries of the Borrower shall have executed and delivered to the Agent, for the benefit of the Lenders, an acknowledgement and consent to this Amendment in form and substance satisfactory to the Agent, including, without limitation an acknowledgement that the Subsidiary Guaranty Agreement is in full force and effect and shall remain in full force and effect following the execution of this Amendment.

        4.5. Officer's Certificate. The Agent shall have received a certificate of the Chief Executive Officer of the Borrower in form and substance reasonably satisfactory to the Agent.

        4.6. Secretary's Certificate. The Agent shall have received a certificate of the Assistant Secretary of the Borrower certifying (i) that the charter, articles or certificate of incorporation or other organizational documents of the Borrower and the bylaws (or equivalent regulations) of the Borrower have not been amended since the date of the Loan Agreement; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment; and (iii) as to the incumbency and



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
genuineness of the signature of each officer of the Borrower executing this Amendment or any of the other Loan Documents, as applicable.

        4.7. Support Agreement. The Borrower shall have delivered the Support Agreement executed by Lason Holdings, Inc., Robert A. Yanover, Allen J. Nesbitt, and GTCR.

        4.8. Financing Statements. The Borrower and its Subsidiaries shall have executed and filed all Financing Statements and all other filings or recordations necessary to perfect the security interests of the Agent in the Acquisition funded by the Interim Term Loan.

        4.9. Pledge and Security Agreements. The Borrower and its Subsidiaries shall have executed and delivered to the Agent all subsidiary pledge agreements, stock certificates and stock powers, and guarantor security agreements and all other documents necessary to perfect the security interests of the Agent in the Acquisition funded by the Interim Term Loan.

        4.10. Compliance Certificate. The Borrower shall have executed and delivered to the Agent a certificate demonstrating and certifying the borrower's compliance, before and after the Acquisition funded by the Interim Term Loan, with all covenants in the Loan Agreement, certifying that no defaults exist under the Loan Agreement or will occur as a result of the Acquisition to be funded by the Interim Term Loan, attaching a signed acquisition agreement for such Acquisition, and attaching a certificate of good standing for the acquired entity issued within thirty (30) days of the Acquisition by the Secretary of State of the state of organization of such acquired entity.

        4.11. Other Documents. Any other documents, including legal opinions, reasonably requested by the Agent.

        4.12. Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities (including courts) having jurisdiction with respect to the Collateral and the transactions contemplated by this Agreement shall have been obtained, except where the failure to so obtain is not reasonably expected to have a Material Adverse Effect.

        4.13. No Material Adverse Change. From and after December 31, 1995, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably by expected to have a Material Adverse Effect, other than as specifically contemplated by the transactions contemplated under this Agreement.




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
     4.14. No Pending or Threatened Litigation. There shall not be any material pending or threatened litigation, bankruptcy or insolvency, injunction, order or claim with respect to the Borrower or the Acquisition of National Reproductions Corporation.

     4.15. Payment of Fees. The Agent and each Lender shall have received the fees relating to this Amendment as expressly agreed between the Borrower and the Agent.

                                   ARTICLE V

                                    GENERAL

     5.1. Full Force and Effect. As expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof, and no change or modification in any of the terms thereof except as specifically set forth herein has been effected. As used in the Loan Agreement, "hereinafter," "hereto," "hereof," and words of similar import shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

     5.2. Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

     5.3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     5.4. Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all reasonable attorneys' fees.

     5.5. Further Assurance. The Borrower shall execute and deliver to the Lenders such documents, certificates and opinions as the Lender may reasonably request to effect the amendment contemplated by this Amendment.

     5.6. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

     5.7. Valid Amendment. The parties acknowledge that this Amendment complies in all respects with SECTION 15.8 of the Loan Agreement, which sets forth the requirements for amendments thereto.

             [This remainder of this page intentionally left blank.
                      Signatures begin on the next page.]

        IN WITNESS WHEREOF, the Borrower, the Lenders, and the Agent have executed this Amendment as of the date hereof.



                                       LASON SYSTEMS, INC.
                                       /s/ Gary L. Monroe
                                       ----------------------------
                                       Gary L. Monroe,
                                       Chief Executive Officer


ATTEST:
/s/ Laurence B. Deitch
- -----------------------------
Laurence B. Deitch,
Assistant Secretary


                                       FIRST UNION NATIONAL BANK OF
                                         NORTH CAROLINA

                                       By: ------------------------
                                       Title: ---------------------


                                       FIRST UNION NATIONAL BANK OF NORTH
                                         CAROLINA, AS AGENT

                                       By: ------------------------
                                       Title: ---------------------

                                Lason Systems, Inc.
                                Tax I.D. No.  38-3214742


                   AMENDED AND RESTATED REVOLVING CREDIT NOTE

$13,000,000.00                                  August 16, 1996
                                                Charlotte, North Carolina

     FOR VALUE RECEIVED, LASON SYSTEMS, INC., a Delaware corporation (referred to as the "Borrower"), hereby promises to pay to the order of

     FIRST UNION NATIONAL BANK OF NORTH CAROLINA,     ( t h e "Lender"), at the
offices of First Union National Bank of North Carolina, (the "Agent"), located at Capital Markets Group, Corporate Finance, One First Union Center, TW18, Charlotte, North Carolina 28288-0737 (or at such other place or places as the Agent may designate) the principal sum of

     THIRTEEN MILLION AND 00/100 DOLLARS ($13,000,000.00), or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans payable to the Lender, under the terms and conditions of that certain Loan Agreement dated as of the date hereof, between the Borrower, the Lenders named therein, and First Union National Bank of North Carolina as Agent as set forth therein (as the same may be amended, modified, renewed, restated, extended or supplemented from time to time, the "Loan Agreement"). The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note at the applicable rate(s) provided in the Loan Agreement.

     This Amended and Restated Revolving Credit Note is one of the Amended and Restated Revolving Credit Notes issued to evidence the Revolving Loans made pursuant to ARTICLE III of the Loan Agreement. The defined terms in the Loan Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Amended and Restated Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Amended and Restated Revolving Credit Note is entitled to the benefits of and remedies provided in the Loan Agreement and any other agreements by and between the Borrower, the Lenders and the Agent. All provisions of this Amended and
Restated Revolving Credit Note are qualified in their entirety by   reference
to the Loan Agreements. Reference is made to the Loan Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Amended and Restated Revolving Credit Note.

     In the event of an acceleration of the maturity of this Amended and Restated Revolving Credit Note, this Amended and Restated Revolving Credit Note, and all other Obligations of the Borrower, shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

        In the event this Amended and Restated Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

        This Amended and Restated Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

        IN WITNESS WHEREOF, the Borrower has caused this Amended and Restated Revolving Credit Note to be executed under seal by its duly authorized corporate officers on the day and year first above written.




                                        LASON SYSTEMS, INC.

                                        By: /s/ Gary L. Monroe
                                            -----------------------------
                                            Gary L. Monroe
                                            -----------------------------
                                            Chief Executive Officer
                                            -----------------------------



ATTEST:
/s/ Laurence B. Deitch
- ------------------------------
LAURENCE B. DEITCH
- ------------------------------
Assistant Secretary
- ------------------------------

                                              Lason Systems, Inc.
                                              Tax I.D. No. 38-3214742


                               INTERIM TERM NOTE

$8,500,000.00                                        August 16, 1996
                                                     Charlotte, North Carolina


     FOR VALUE RECEIVED, LASON SYSTEMS, INC., a Delaware corporation (referred to as the "Borrower"), hereby promises to pay to the order of

     FIRST UNION NATIONAL BANK OF NORTH CAROLINA (the "Lender"), at the offices of First Union National Bank of North Carolina, (the "Agent"), located at Capital Markets Group, Corporate Finance, One First Union Center, TW18, Charlotte, North Carolina 28288-0737 (or at such other place or places as the Agent may designate) the principal sum of

     EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($8,500,000.00) under the terms and conditions of that certain Loan Agreement dated as of January 17, 1995, between the Borrower, the Lenders named therein, and First Union National Bank of North Carolina as Agent as set forth therein (as the same may be amended, modified, renewed, restated, extended or supplemented from time to time, the "Loan Agreement"). The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Term Note at the applicable rate(s) provided in the Loan Agreement.

     This Interim Term Note is one of the Interim Term Notes issued to evidence the Term Loans made pursuant to ARTICLE II A of the Loan Agreement. The defined terms in the Loan Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Interim Term Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Interim Term Note is entitled to the benefits of and remedies provided in the Loan Agreement and any other agreements by and between the Borrower, the Lenders and the Agent.
All provisions of this Interim Term Note are qualified in their entirety by reference to the Loan Agreement. Reference is made to the Loan Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Interim Term Note.

     In the event of an acceleration of the maturity of this Interim Term Note, this Interim Term Note, and all other Obligations of the Borrower, shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

        In the event this Interim Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

        This Interim Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

        IN WITNESS WHEREOF, the Borrower has caused this Interim Term Note to be executed under seal by its duly authorized corporate officers on the day and year first above written.

                                        LASON SYSTEMS, INC.

                                        By: /s/ Gary L. Monroe
                                           ---------------------------------
                                           Gary L. Monroe
                                           ---------------------------------
                                           Chief Executive Officer
                                           ---------------------------------

ATTEST:

/s/ Laurence B. Deitch
- ------------------------
LAURENCE B. DEITCH
- ------------------------
Assistant Secretary
- ------------------------



                                      -2-